EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Brooklyn Federal Bancorp, Inc.
Brooklyn, New York

We consent to the incorporation by reference in Registration Statement No. 333-144311 on Form S-8 of our report dated <Date>  with respect to the consolidated financial statements of Brooklyn Federal Bancorp, Inc., which report appears in this Annual Report on Form 10-K of Brooklyn Federal Bancorp, Inc. for the year ended September 30, 2011.

/s/ Crowe Horwath LLP

Crowe Horwath LLP
New York, New York
December 16, 2011